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                 [GAFFNEY, CLINE & ASSOCIATES INC. LETTERHEAD]


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ASM/cdg/C198.00/1960                                            November 5, 1997


Dick Frazier
MAGNUM HUNTER PRODUCTION, INC.
Cigna Tower
Suite 1200
600 East Las Colinas Boulevard
Irving, Texas 75039

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     Gaffney, Cline & Associates, Inc., hereby consents to the use of the contents of its Oil and Gas Reserve report dated February 26, 1997, effective as of January 1, 1997, in this Form S-3 Registration Statement (the "Registration Statement") filed with the Securities and Exchange Commission by Magnum Hunter Resources, Inc. and to the references to our firm under the captions "Business and Properties" and "Experts" in the Registration Statement.

     Our consent is limited to use of the substantive matters of the Oil and Gas Reserve Report described above as they appear in said report.

                                               GAFFNEY, CLINE & ASSOCIATES, INC.


                                               By:  /s/ WILLIAM B. CLINE, JR.
                                                    ----------------------------

                                                    William B. Cline, Jr.
                                                    Group Executive